UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2017

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33818	48-1293684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2800 Patton Road St. Paul, Minnesota	55113
(Address of principal executive offices)	(Zip Code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01             Regulation FD Disclosure.

On August 10, 2017, EnteroMedics Inc. (the “Company”) agreed to issue warrants to purchase an aggregate of 2,581,750 shares of common stock, par value $0.01 per share, of the Company, to certain parties (each, a “Holder”) to the Securities Purchase Agreement (as amended, the “Purchase Agreement”), dated November 4, 2015, between the Company and the other parties named therein, as consideration for the waiver by each of the Holders of their right to participate in future securities offerings by the Company, which rights were granted pursuant to the Purchase Agreement. The warrants will be in substantially the same form, and on the same terms as, the warrants issued pursuant to the underwritten public offering that the Company announced on August 10, 2017. The warrants and shares of common stock underlying the warrants will be registered under the Company’s effective registration statement on Form S-3 and offered pursuant to a prospectus supplement that will describe the specific terms of the offering of the warrants.

The information furnished herewith pursuant to Item 7.01 of this Current Report is being “furnished” in accordance with General Instruction B.2 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Scott P. Youngstrom
Scott P. Youngstrom
Chief Financial Officer and Chief Compliance Officer

Dated: August 11, 2017